CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Registrant's previously filed Registration Statements, File Numbers 2-81717, 2-86961, 2-92193, 33-25635, 33-43005,
 33-44858, 33-58622 and 33-58624.



                                        Arthur Andersen & Co.

Atlanta, Georgia
August 26, 1994